UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 25, 2020

COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	000-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 A Street
Tacoma, WA 98402-2156
(Address of principal executive offices and zip code)
(253) 305-1900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, No Par Value	COLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective November 25, 2020, Columbia State Bank (the “Bank”), a wholly owned subsidiary of Columbia Banking System, Inc. (the “Company”), entered into a Change in Control Agreement (the “CIC Agreement”) with David C. Lawson, the Executive Vice President and Chief Human Resources Officer of the Company. The CIC Agreement replaces on substantially the same terms the previous Change in Control Agreement between Mr. Lawson and the Bank and contains substantially similar terms as the change in control agreements entered into between the Bank and the Company’s other executive officers.
The CIC Agreement has a term of five years and provides that if Mr. Lawson’s employment is terminated without Cause or if he resigns for Good Reason within 365 days following a Change in Control (as each capitalized term is defined in the CIC Agreement) or 60 days prior to the public announcement of such Change in Control (provided that the Change in Control occurs within 18 months of his termination of employment), he will be entitled to receive a severance benefit equal to two times his then-current annual base salary, all of his options will vest, all restrictions on his restricted stock awards will lapse and the Bank will reimburse certain COBRA insurance premiums for a limited time following his termination. During his employment and for a period of two years after any severance benefit is paid under the CIC Agreement, Mr. Lawson agrees not to compete with the Bank or the Company, nor solicit or interfere with any employee, customer or business relationship of the Bank or the Company.
Also effective November 25, 2020, the Bank entered into an Endorsement Method Split Dollar Agreement (“Split Dollar Agreement”) with Aaron J. Deer, the Executive Vice President and Chief Financial Officer of the Company.
The Split Dollar Agreement provides for death proceeds to Mr. Deer’s beneficiary under certain life insurance policies owned by the Bank. Pursuant to the terms of the Split Dollar Agreement, at the time of Mr. Deer’s death, his beneficiary will be entitled to receive an amount in cash equal to three times Mr. Deer’s Final Base Salary (as defined in the Split Dollar Agreement) pursuant to the Split Dollar Agreement. Mr. Deer’s beneficiary will not be entitled to any payments under the Split Dollar Agreements if his employment is terminated prior to death.
The foregoing descriptions of the Split Dollar Agreement and the CIC Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of such documents which will be filed as Exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date:	December 1, 2020	/s/ Kumi Yamamoto Baruffi
Kumi Yamamoto Baruffi
Executive Vice President, General Counsel and Corporate Secretary